UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 4, 2007

Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

0-25060	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

309 North Fifth Street
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 4, 2007, SPPR – BMI, LLC (“SPPR”), a single-purpose bankruptcy remote entity 99% owned by Supertel Limited Partnership (a limited partnership 97% owned by Supertel Hospitality, Inc.) and 1% owned by SPPR-BMI Holdings, Inc. (a wholly owned subsidiary of Supertel Hospitality, Inc.), acquired four hotels from Waterloo Hospitality, Inc. (“Waterloo”). The purchase price for the four hotels was $30,901,000. The hotels consist of: a Comfort Inn in Alexandria, Virginia; a Days Inn in Alexandria, Virginia; a Days Inn in Fredericksburg (South), Virginia; and a Days Inn in Shreveport, Louisiana. The four hotels are part of a six hotel portfolio that Supertel agreed to purchase from Budget Motels, Inc. and Waterloo. Supertel expects to complete the acquisition of the two remaining hotels, a Days Inn in Bossier City, Louisiana and a Days Inn in Fredericksburg (North), Virginia, on or about July 31, 2007. Supertel currently leases these two hotels.

The $30,901,000 purchase price for the four hotels was funded on April 4, 2007 by approximately $19.5 million of borrowings from Supertel’s existing credit facility with Great Western Bank and SPPR’s assumption of four loans with an aggregate outstanding principal balance of approximately $11.4 million. The Great Western Bank credit facility requires monthly interest payments, the principal balance is due and payable on February 22, 2009 and the facility bears interest at prime minus .75%.  The assumed loans require monthly principal and interest payments based on a 22 year amortization (which commenced in February 1998), the principal balance is due and payable on March 1, 2020 and the loans bear interest at 7.375%.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 2.01 of this report with respect to Supertel’s borrowings from Great Western Bank is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements for the hotels acquired from Waterloo will be filed under cover of a Form 8-K/A no later than June 8, 2007.

(b) Pro Forma Financial Information.

Pro forma financial information on the hotels acquired from Waterloo will be filed under cover of a Form 8-K/A no later than June 8, 2007.

(c) Exhibits.

2.1 Hotel Purchase Agreement, dated February 9, 2007, among Supertel Limited Partnership, Budget Motels, Inc. and Waterloo Hospitality, Inc. (incorporated by reference to Exhibit 2.1 to Supertel's Current Report on Form 8-K dated February 9, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: April 9, 2007	By: /s/ Donavon A. Heimes
Name: Donavon A. Heimes
Title: Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description

2.1

Hotel Purchase Agreement, dated February 9, 2007, among Supertel Limited Partnership, Budget Motels, Inc. and Waterloo Hospitality, Inc. (incorporated by reference to Exhibit 2.1 to Supertel's Current Report on Form 8-K dated February 9, 2007).